EXHIBIT 10.1

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is entered into by and between Drew Industries Incorporated, a Delaware corporation (the “Company”), and [Name] (the “Indemnitee”) as of [_____], 2005.

Background

A.         Highly competent persons have become more reluctant to serve publicly-held companies as directors, officers, or in other capacities, unless they are provided with better protection from the risk of claims and actions against them arising out of their service to and activities on behalf of such corporations.

B.         The high cost of obtaining adequate insurance and the uncertainties related to indemnification have increased the difficulty of attracting and retaining such persons, and the Board of Directors of the Company (the “Board”) has determined that the potential inability to attract and retain such persons is detrimental to the best interests of the Company’s stockholders. Accordingly, such persons should be assured that they will have adequate protection.

C.         It is reasonable, prudent and necessary for the Company to obligate itself contractually to indemnify such persons to the fullest extent permitted by applicable law so that such persons will serve or continue to serve the Company free from undue concern that they will not be adequately indemnified.

D.         In recognition of Indemnitee’s need for protection against personal liability in order to enhance Indemnitee’s continued service to the Company in an effective manner and of Indemnitee’s reliance on the protections currently provided by the Company’s certificate of incorporation and by-laws, and in part to provide Indemnitee with specific contractual assurance that the protection promised thereby will be available to Indemnitee (regardless of, among other things, any amendment thereto or revocation thereof or any change in the composition of the Company’s Board of Directors or acquisition transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses to Indemnitee to the fullest extent permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the Company’s directors’ and officers’ liability insurance policies.

E.         Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that Indemnitee be indemnified according to the terms of this Agreement.

NOW THEREFORE, in consideration of the preceding premises and of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Indemnitee agree as follows:

Section 1.	Definitions. For purposes of this Agreement:

(a)             “Change in Control” means a change in control of the Company occurring after the date of this Agreement of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated, under the Securities Exchange Act of 1934, as amended (the “1934 Act”), whether or not the Company is then subject to such reporting requirement; provided, that, without limitation, such change in control shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the 1934 Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities without the prior approval of at least two-thirds of the members of the Board in office immediately prior to such person attaining such percentage interest; (ii) the Company is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter, or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (including for this purpose any new director whose election or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board.

(b)             “Company Status” means (i) a person’s status as a current or former director, officer, employee, agent or fiduciary of the Company, or (ii) a person’s status as a current or former director, officer, employee, agent or fiduciary of any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise if such person is or was serving in such capacity at the request of the Company.

(c)             “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(d)             “Expense” means all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding.

(e)             “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any other matter material to either such party, or (ii) any other party to the proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(f)              “Potential Change in Control” shall be deemed to have occurred if (i) the Company enters into an agreement or arrangement, the consummation of which would result in the occurrence of a Change in Control or (ii) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

(g)             “Proceeding” means any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative, whether formal or informal, except one initiated by an Indemnitee pursuant to Section 11 to enforce the Indemnitee’s rights under this Agreement.

Section 2.              Services by Indemnitee. Subject to the rights of the Company’s stockholders with respect to election of directors, Indemnitee agrees to serve or continue to serve as a director and/or officer, as the case may be, of the Company, and, if an officer, at the Company’s request, as a director, officer, employee, agent or fiduciary of affiliated corporations and entities. Indemnitee may at any time and for any reason resign from any such position (subject to any other contractual obligation or any obligation imposed by operation of law). Notwithstanding anything to the contrary herein, this Agreement shall not, at any time before, as of, or after the date of this Agreement, create in any person the right to be employed by or otherwise to be retained or engaged by the Company (or any affiliated entity thereof), or the right to any incidents of employment except as may be expressly set forth herein.

Section 3.              Indemnification—General. The Company shall indemnify, and advance Expenses to, Indemnitee as provided in this Agreement to the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may thereafter from time to time permit. The rights of Indemnitee provided under the preceding sentence shall include, but shall not be limited to, the rights set forth in the other Sections of this Agreement. For purposes hereof, “permitted” means anything not expressly prohibited by applicable law.

Section 4.              Proceedings Other Than Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section if, by reason of Indemnitee’s Company Status, Indemnitee is, or is threatened to be made, a party to any threatened, pending or completed Proceeding, other than a Proceeding by or in the right of the Company. Pursuant to this Section, Indemnitee shall be indemnified against Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with any such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal Proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful.

Section 5.              Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section if, by reason of Indemnitee’s Company Status, Indemnitee is, or is threatened to be made, a party to any threatened proceeding or completed Proceeding brought by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section, Indemnitee shall be indemnified against Expenses actually and reasonably incurred by Indemnitee or on behalf of Indemnitee in connection with any such

Proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company. Notwithstanding the foregoing, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in any such proceeding as to which Indemnitee shall have been adjudged to be liable to the Company if applicable law prohibits such indemnification unless the Court of Chancery of the State of Delaware, or the court in which such Proceeding shall have been brought or is pending, shall determine that indemnification against Expenses may nevertheless be made by the Company.

Section 6.              Indemnification for Expenses of Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the extent the Indemnitee is, by reason of Indemnitee’s Company Status, a party to and is successful, on the merits or otherwise, in any Proceeding, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee or on behalf of Indemnitee in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on behalf of Indemnitee in connection with each successfully resolved claim, issue or matter. For the purposes of this Section and without limiting the foregoing, the termination of any claim, issue or matter in any such Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

Section 7.              Indemnification of Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee’s Company Status, a witness in any Proceeding, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by or on behalf of Indemnitee in connection therewith.

Section 8.              Advancement of Expenses. The Company shall advance all Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding within twenty (20) days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses.

Section 9.	Procedure for Determination of Entitlement to Indemnification.

(a)             If indemnification or advancement of expenses is desired hereunder by Indemnitee, Indemnitee shall submit a written request (including therein or therewith any documentation and information as is reasonably available to Indemnitee and reasonably requested by the Company) to the Company as soon as practicable after the Indemnitee becomes aware of any fact, condition or event which may give rise to claim for which indemnification or advancement may be sought under this Agreement. If any Proceeding is filed or threatened to be filed against an Indemnitee, written notice thereof shall be given to the Company as promptly as practicable (and in any event within fifteen (15) calendar days after the service of the citation or summons or receipt of the written notification of a Proceeding or threatened Proceeding). The failure of an Indemnitee to give timely notice under this Section shall not affect its rights to indemnification hereunder, except to the extent the Company demonstrates actual damage caused by such failure. After the Company’s receipt of the written notice, if the Company acknowledges in writing to the Indemnitee that it shall be obligated under the indemnification terms hereof in connection with such Proceeding, then the Company shall be entitled, if it so elects, (i) to take control of the defense and investigation of the Proceeding, (ii) to employ and engage attorneys (who are reasonably acceptable to the Indemnitee) to handle and defend the Proceeding at the Company’s cost, risk, and expense (unless the named parties to the Proceeding include both the Indemnitee and the Company, and the Indemnitee has been advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Company), and (iii) to compromise or settle the Proceeding, which compromise or settlement shall be made only with the written consent of the Indemnitee, such consent not to be unreasonably withheld. If the Company fails to assume the defense of the Proceeding within five (5) calendar days after receipt of the indemnification notice, the Indemnitee shall (upon delivering notice to such effect to the Company) have the right to undertake, at the Company’s cost and expense, the defense, compromise or settlement of the Proceeding instead and on behalf of and for the account and risk of the Company; provided, however, that the Proceeding shall not be compromised or settled without the written consent of the Company, which consent shall not be unreasonably withheld. In the event the Indemnitee assumes the defense of the Proceeding, the Indemnitee shall keep the Company reasonably informed of the progress of any such defense, compromise or settlement. The Company shall be liable for any settlement of any Proceeding effected pursuant to and in accordance with this Section for any final judgment (subject to any right of appeal), and the Company shall indemnify and hold harmless any Indemnitee from and against any damages and costs by reason of such settlement or judgment. The Secretary of the Company shall, promptly upon receipt of any such request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.

(b)             Upon written request by Indemnitee for indemnification pursuant to Section 9(a) hereof, a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made: (i) if a Change in Control shall have occurred, then by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee (unless Indemnitee shall request that such determination be made by the Board or the Company’s stockholders, in which case in the manner provided for in clauses (ii) or (iii) of this Section 9(b)); (ii) if a Change in Control shall not have occurred, then (A) by the affirmative vote of a majority of a quorum of the Board consisting of Disinterested Directors, or (B) if a quorum of the Board consisting of Disinterested Directors is not obtainable, or even if such quorum is obtainable, if such quorum of Disinterested Directors so directs, either (x) by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee, or (y) by the stockholders of the Company, as determined by such quorum of Disinterested Directors, or a quorum of the Board, as the case may be; or (iii) as provided in Section 10(b). If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall cooperate with any and all individuals or entities making such determination (such person or persons, the “Determining Person”) with respect to Indemnitee’s entitlement to indemnification, including providing to the Determining Person upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to

Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in cooperating with the Determining Person shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(c)	(i)	If required, Independent Counsel shall be selected as follows:

(A)            if a Change in Control shall not have occurred, Independent Counsel shall be selected by the Board, and the Company shall give written notice to Indemnitee advising Indemnitee of the identity of Independent Counsel so selected, or

(B)            if a Change in Control shall have occurred, Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board, in which event the foregoing clause (i) shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of Independent Counsel so selected.

In either event, Indemnitee or the Company, as the case may be, may, within seven (7) days after written notice of selection shall have been given, deliver to the Company or to Indemnitee (as the case may be) a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel selected does not meet the requirements of “Independent Counsel” as defined in Section 1. Such objection shall set forth with particularity the factual basis of such assertion. If such written objection is made, the person selected may not serve as Independent Counsel unless and until a court has determined that such objection is without merit.

(ii)            If, within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 9(a) hereof, no Independent Counsel shall have been selected, or if a person shall have been selected as Independent Counsel and objected to by the person not selecting such person, then either the Company or Indemnitee may petition the Court of Chancery of the State of Delaware, or other court of competent jurisdiction, for resolution of any objection which may have been made, and/or for the appointment as Independent Counsel of a person selected by such court (or by a person delegated by the court). The person with respect to whom an objection is so resolved, or the person so appointed, shall act as Independent Counsel under Section 9(b) hereof. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with its actions pursuant to this Agreement, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 9(c), regardless of the manner in which such Independent Counsel was selected or appointed. Upon the due commencement date of any judicial proceeding or arbitration pursuant to Section 11(a), Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

Section 10.	Presumptions and Effects of Certain Proceedings.

(a)             If a Change in Control shall have occurred, in making a determination with respect to entitlement to indemnification hereunder, the Determining Person shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 9(a), and the Company shall have the burden of proof to overcome that presumption in connection with the making by the Determining Person of any determination contrary to that presumption.

(b)             If the Determining Person shall not have made a determination within sixty (60) days after receipt by the Company of the request, the determination of entitlement to indemnification shall be deemed to have been made. In such an event, the Indemnitee shall be entitled to such indemnification provided there shall not have been (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) any prohibition of such indemnification under applicable law. However, such sixty-day period may be extended for a reasonable time (not to exceed an additional thirty (30) days) if the Determining Person in good faith require(s) such additional time for obtaining or evaluating documentation and/or information and notifies Indemnitee in writing of such requirement prior to the expiration of such sixty-day period. Additionally, the foregoing provisions of this Section 10(b) shall not apply either (i) if the determination of entitlement is to be made by Independent Counsel pursuant to Section 9(b), or (ii) if the determination of entitlement is to be made by the stockholders pursuant to Section 9(b) and either (A) if within fifteen (15) days after receipt by the Company of the request for determination the Board has resolved to submit such determination to the stockholders for their consideration at an annual meeting of stockholders to be held within seventy-five (75) days after such receipt and such determination is made at that meeting, or (B) if a special meeting of stockholders is called within fifteen (15) days after such receipt for the purpose of making such determination, such meeting is held for such purpose within sixty (60) days after having been so called, and such determination is made at that meeting.

(c)             The termination of any Proceeding or of any claim, issue or matter that is part of a Proceeding, by judgment, order, settlement or conviction, or upon a plea of nolo contendere (no contest) or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

Section 11.	Remedies of Indemnitee.

(a)             If (i) a determination is made pursuant to Section 9 that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 8, (iii) the determination of indemnification is to be made by

Independent Counsel pursuant to Section 9(b) and such determination shall not have been made and delivered in a written opinion within ninety (90) days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 7 within ten (10) days after receipt by the Company of a written request therefor, or (v) payment of indemnification is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 9 or 10, then Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of entitlement to such indemnification or advancement of Expenses. Alternatively, the Indemnitee, at Indemnitee’s option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within one-hundred eighty (180) days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 11(a). The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b)             If a determination shall have been made pursuant to Section 9 that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section shall be conducted in all respects as a de novo trial or arbitration on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. If a Change in Control shall have occurred in any judicial proceeding or arbitration commenced pursuant to this Section, the Company shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

(c)             If a determination shall have been made or deemed to have been made pursuant to Section 9 or 10 that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section, so long as there is no (i) misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) prohibition of such indemnification under applicable law.

(d)             The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 11 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.

(e)             If Indemnitee, pursuant to this Section 11, seeks a judicial adjudication of, or an award in arbitration to enforce Indemnitee’s rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all expenses (of the kinds described in the definition of Expenses) actually and reasonably incurred by Indemnitee in such judicial adjudication or arbitration, but only to the extent Indemnitee prevails therein. If it shall be determined in such judicial adjudication or arbitration that Indemnitee is not entitled to receive all of the indemnification or advancement of expenses sought, the expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated.

Section 12.	Non-Exclusivity; Survival of Rights; Insurance; Subrogation.

(a)             The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of, and shall not diminish, any other rights to which Indemnitee may at any time be entitled under applicable law, the certificate of incorporation or by-laws of the Company, any agreement, a vote of stockholders or a resolution of directors, or otherwise, and shall neither be deemed to be a substitute therefor nor to diminish or abrogate any rights of Indemnitee thereunder. No amendment, alteration or repeal of this Agreement or any provision hereof shall be effective as to any Indemnitee with respect to any action taken or omitted by such Indemnitee in Indemnitee’s Company Status prior to such amendment, alteration or repeal.

(b)             To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, agents or fiduciaries of the Company (or of any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise which such person serves at the request of the Company), the Company shall ensure that the Indemnitee is covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee, agent or fiduciary under such policy or policies. If Indemnitee seeks a judicial adjudication of, or an award in arbitration to enforce Indemnitee’s rights under any such policy, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all expenses (of the kinds described in the definition of Expenses) actually and reasonably incurred by Indemnitee in such judicial adjudication or arbitration, but only to the extent Indemnitee prevails therein.

(c)             In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(d)             The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

Section 13.           Establishment of Trust. In the event of a Potential Change in Control or a Change in Control, the Company shall, promptly upon written request by Indemnitee, create a Trust for the benefit of Indemnitee and from time to time, upon written request of Indemnitee to the Company, shall fund such Trust in an amount, as set forth in such request, sufficient to satisfy any and all Expenses reasonably anticipated at the time of each such request, if, by reason of Indemnitee’s Company Status, Indemnitee is, or is threatened to be made, a party to any threatened, pending or completed Proceeding, and any and all judgments, fines, penalties and settlement amounts actually and reasonably incurred by or on behalf of Indemnitee in connection with any such Proceeding from time to time actually paid or claimed, reasonably anticipated or proposed to be paid. The terms of the Trust shall provide that upon a Change in Control (i) the Trust shall not be revoked or the principal thereof invaded, without the written consent of Indemnitee; (ii) the Trustee shall advance, within two (2) business days of a request by Indemnities, any and all Expenses to Indemnitee, not advanced directly by the Company to Indemnitee (and Indemnitee hereby agrees to reimburse the Trust under the circumstances under which Indemnitee would be required to reimburse the Company under Section 8); (iii) the Trust shall continue to be funded by the Company in accordance with the funding obligation set forth above; (iv) the Trustee shall promptly pay to Indemnitee all amounts for which Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise; and (v) all unexpended funds in such Trust shall revert to the Company upon a final determination by the Board, arbitrator or court of competent jurisdiction, as the case may be, that Indemnitee has been fully indemnified under the terms of this Agreement. The Trustee shall be chosen by Indemnitee. Nothing in this Section 13 shall relieve the Company of any of its obligations under this Agreement.

Section 14.           Contribution. If the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for expenses, in connection with the Proceeding as to which such indemnification is unavailable, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such action by the Board, arbitrator or court before which such action was brought, as the case may be, in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such action; and/or (ii) the relative fault of the Company (and its other directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transactions(s). Indemnitee’s right to contribution under this Section 14 shall be determined in accordance with, pursuant to and in the same manner as, the provisions hereof relating to Indemnitee’s right to indemnification under this Agreement.

Section 15.           Duration of Agreement. This Agreement shall continue until and terminate upon the later of: (a) ten (10) years after the date that Indemnitee shall have ceased to serve as a director, officer, employee, agent or fiduciary of the Company or of any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise which Indemnitee served at the request of the Company; or (b) the final termination of all pending Proceedings in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and or any proceeding commenced by Indemnitee pursuant to Section 11. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and Indemnitee’s heirs, executors and administrators.

Section 16.           Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Company or any affiliate of the Company against Indemnitee, Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of two (2) years from the date of accrual of such cause of action, and any claim or cause of action of the Company or its affiliates shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, that if any shorter period of limitations is otherwise applicable, by law or otherwise, to any such cause of action such shorter period shall apply.

Section 17.           Exception to Right of Indemnification or Advancement of Expenses. Except as provided in Section 11(e), Indemnitee shall not be entitled to indemnification or advancement of Expenses under this Agreement with respect to any Proceeding, or any claim therein, brought or made by Indemnitee against the Company.

Section 18.           Notice by Indemnitee. Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder.

Section 19.	Miscellaneous.

(a)             Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, then (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (b) to the fullest extent possible, the provisions of this Agreement including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

(b)             Identical Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

(c)             Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not to constitute part of this Agreement or to affect the construction thereof.

(d)             Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

(e)             Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom such notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed as follows:

If to Indemnitee, to:

[Name]

[Address]

If to the Company, to:

Drew Industries Incorporated

200 Mamaroneck Avenue

White Plains, New York 10601

Attention: Leigh J. Abrams, President

or to such other address or such other person as Indemnitee or the Company shall designate in writing in accordance with this Section, except that notices regarding changes in notices shall be effective only upon receipt.

(f)              Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without giving effect to its conflicts of laws provisions.

(g)             Further Assurances. Each party hereto shall execute such other documents and take such further action as any other party reasonably deems necessary or appropriate to effectuate the intent of this Agreement or any provision hereof.

* * * *

[The signatures hereto are set forth on the following page.]

IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as of the date first written above.

DREW INDUSTRIES INCORPORATED

By:
Name:
Title:

INDEMNITEE

Name: